UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2013

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13664	94-3199675
(Commission File Number)	(IRS Employer Identification No.)

Bishop Ranch 3 2603 Camino Ramon, Suite 200 San Ramon, California	94583
(Address of Principal Executive Offices)	(Zip Code)

(925) 242-2550

(Registrant’s Telephone Number, Including Area Code)

PMI Plaza, 3003 Oak Road, Walnut Creek, California

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

As previously reported, The PMI Group, Inc. (the “Company”) received an indication of interest from a well-known private equity investor (the “Potential Investor”) who indicated an interest in investing in a reorganized Company in exchange for a minority equity interest in the reorganized Company. Since that time, the Company, in consultation with the Official Committee of Unsecured Creditors appointed in the Company’s chapter 11 bankruptcy case (the “Committee”), has engaged in negotiations with the Potential Investor with respect to the terms of such a potential investment. The Potential Investor recently terminated such negotiations, and the Company expects not to proceed with a transaction with the Potential Investor. Although the Company, in consultation with the Committee, may identify and seek to pursue a different transaction with another party or a chapter 11 plan of reorganization not involving a third-party investor, the Company has not yet determined whether to pursue such a transaction or plan. There can be no assurance that the Company will identify or pursue an alternative transaction or that any alternative transaction will be completed. If the Company determines to pursue a chapter 11 plan of reorganization not involving a third-party investor, there can be no assurance that such a plan will be confirmed in the form proposed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2013	The PMI Group, Inc.
(Registrant)

	By:	/s/ L. Stephen Smith
L. Stephen Smith
Chief Executive Officer